As filed with the Securities and Exchange Commission on November 14, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VERENIUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3297375
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

55 Cambridge Parkway

Cambridge, MA 02142

(617) 674-5300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Carlos A. Riva

President and Chief Executive Officer

Verenium Corporation

55 Cambridge Parkway, Cambridge, MA 02142

(617) 674-5300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

M. Wainwright Fishburn, Esq.

Matthew T. Browne, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121-1909

(858) 550-6000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement, as determined by Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.001 per share, including related rights to purchase Series A junior participating preferred stock	(3)	(4)	(4)	(3)
Preferred Stock, par value $0.001 per share	(3)	(4)	(4)	(3)
Warrants	(3)	(4)	(4)	(3)
Debt Securities	(3)	(4)	(4)	(3)
Total Primary Offering	(3)	(4)	$150,000,000 (4)	$4,605 (5)
Secondary Offering:
Common Stock, par value $0.001 per share, including related rights to purchase Series A junior participating preferred stock	3,000,000 (6)	$4.46 (7)	$13,380,000 (7)	$411 (8)
Total			$163,380,000	$5,016

(1)	These offered securities may be sold separately, together or as units with other offered securities.
(2)	With respect to the primary offering, the securities being registered consist of such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate principal amount of debt securities, as may be determined from time to time at indeterminate prices. The securities registered for the primary offering also include such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In no event will the aggregate maximum offering price of all securities issued in the primary offering pursuant to this registration statement exceed $150,000,000, or, if any debt securities are issued at an original issue discount, such greater amount as will result in an aggregate initial offering price of $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder in the primary offering.
(3)	Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.
(4)	With respect to the primary offering, the proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act.
(6)	The shares being registered in connection with the secondary offering relate to the resale by the selling stockholders named herein of up to 3,000,000 shares of common stock of the Registrant that were acquired by the selling stockholders under the terms of that certain Transaction Agreement, dated December 3, 2002, by and among the Registrant, Syngenta Participations AG, Syngenta Crop Protection AG and Torrey Mesa Research Institute and that certain Stock Purchase Agreement, dated January 25, 1999, by and between the Registrant and Syngenta Crop Protection AG (as successor-in-interest to Novartis Agribusiness Biotechnology Research, Inc.) .
(7)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The price per share and the aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s common stock on November 12, 2007, as reported on the NASDAQ Global Market, which was $4.46 per share.
(8)	Calculated pursuant to Rule 457(c) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor any selling stockholder may sell or accept an offer to buy the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2007

PROSPECTUS

$150,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

3,000,000 Shares of Common Stock

Offered by

the Selling Stockholders

From time to time, we may sell up to an aggregate of $150,000,000 of our common stock, preferred stock, warrants or debt securities. We will specify the terms of any offering of such securities in a prospectus supplement. In addition, from time to time, the selling stockholders identified in this prospectus under the heading “Selling Stockholders,” or their transferees, pledgees, donees or other successors-in-interest may sell up to an aggregate of 3,000,000 shares of our common stock held by them.

Our common stock is traded on the NASDAQ Global Market under the trading symbol “VRNM.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Global Market or other securities exchange of the securities covered by the prospectus supplement.

Our principal executive offices are located at 55 Cambridge Parkway, Cambridge, MA 02142, and our telephone number at that address is (617) 674-5300.

You should read this prospectus and any prospectus supplement carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTIONS ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS UPDATED BY ANY SUBSEQUENT FILING WITH THE COMMISSION THAT IS INCORPORATED BY REFERENCE HEREIN.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us or the selling stockholders to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007

VERENIUM, DIVERSA®, CELUNOL, Accentuase, Cottonase, DirectEvolution®, Diverse Library, Fuelzyme, GeneReassembly, Gene Site Saturation Mutagenesis, GigaMatrix, GSSM, Luminase, Purifine, Pyrolase, SingleCell, Fuelzyme-LF and Fuelzyme-CX are trademarks of Verenium Corporation. All other trademarks, service marks and trade names in this prospectus are the property of their respective owners.

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus and any applicable prospectus supplement is an offer to sell and is seeking offers to buy only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference into this prospectus or included in any prospectus supplement is accurate only as of the date of the document incorporated by reference or the date on the front cover of the prospectus supplement, as applicable, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell common stock, preferred stock, warrants or debt securities in one or more offerings up to a total dollar amount of $150,000,000. In addition, the selling stockholders may sell up to an aggregate of 3,000,000 shares of common stock in one or more offerings. This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. Each time we sell common stock, preferred stock, warrants or debt securities, or the selling stockholders sell common stock, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also use a prospectus supplement to add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement and the materials we have incorporated by reference into this prospectus and the prospectus supplement, includes all material information relating to this offering. Please carefully read both this prospectus and any applicable prospectus supplement together with the additional information described below under the captions “Where You Can Find More Information” and “Incorporation by Reference” beginning on pages 28 and 29, respectively, before buying any securities in this offering.

SUMMARY

This summary highlights selected information appearing elsewhere and incorporated by reference in this prospectus and may not contain all of the information that is important to you. This prospectus and the documents incorporated by reference herein include information about the securities being offered, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus and any prospectus supplement in its entirety, including the documents incorporated by reference herein and therein. As used in this prospectus, unless otherwise specified or the context requires otherwise, the terms “Verenium,” “we,” “our” and “us” refer to Verenium Corporation and its subsidiaries.

Overview

We were incorporated in Delaware in December 1992 under the name Industrial Genome Sciences, Inc. In August 1997, we changed our name to Diversa Corporation. On June 20, 2007, we completed our previously-announced merger transaction with Celunol Corp, or Celunol. The combined company, which has been renamed Verenium Corporation, possesses a portfolio of specialty enzyme products and is developing unique technical and operational capabilities designed to enable the production of low-cost, biomass-derived sugars for a number of major industrial applications. In connection with the corporate name change, we changed our NASDAQ ticker symbol from “DVSA” to “VRNM” and began trading under the new ticker symbol effective June 21, 2007.

Effective with our merger with Celunol, we now operate in two business units. Our specialty enzymes unit develops customized enzymes for use within the alternative fuels, industrial, and health and nutrition markets to enable higher throughput, lower costs, and improved environmental outcomes. Our biofuels business unit is focused on developing unique technical and operational capabilities designed to enable the production and commercialization of biofuels, in particular ethanol from cellulosic biomass. We believe the most significant near-term commercial opportunity for our specialty enzymes business unit is potential growth in sales of our current Phyzyme XP and Quantum phytase enzymes for animal feed, Fuelzyme-LF product in corn-based ethanol applications, as well as potential growth in sales from the introduction of our Purifine product for biodiesel and edible oils applications. We believe the most significant near-term commercial opportunity for our biofuels business unit is the large-scale commercial production of cellulosic ethanol derived from multiple biomass feedstocks.

Company Information

Our executive offices are located at 55 Cambridge Parkway, Cambridge, Massachusetts 02142, and our telephone number is (617) 674-5300. We maintain an Internet website at www.verenium.com. Information contained in or accessible through our website does not constitute part of this prospectus.

Risk Factors

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or incorporated by reference in this prospectus and any applicable prospectus supplement. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities being offered by this prospectus and the applicable prospectus supplement could decline and you might lose all or part of your investment.

The Securities We May Offer

We may offer shares of our common stock or preferred stock, and various series of debt securities and/or warrants to purchase any of these securities, with a total value, excluding the value of the shares of common stock being offered for resale by the selling stockholders, of up to $150,000,000, from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest, dividends or other payments;

•	redemption, conversion, exercise, exchange, liquidation preference or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights; and

•	certain federal income tax considerations.

A prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through agents, underwriters or dealers. We, and our agents, dealers or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the name of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to any preferences of any of our preferred stock that may be outstanding, holders of our common stock are entitled to dividends when and if declared by our board of directors.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or our other securities. Conversion may be mandatory or at the option of the holders of our preferred stock and would be at prescribed conversion rates.

Warrants. We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplement related to any series of warrants being offered, as well as the warrant agreements that contain the terms of the warrants. Forms of the warrant agreements and forms of warrants containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part. We anticipate that, in connection with any offering of warrants, supplemental agreements and forms of warrants containing the terms of the warrants being offered in that particular offering will also be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreements with a warrant agent. Each warrant agent will be a bank that we select. We will state the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our common stock or our other securities. Conversion may be mandatory or at the option of the holders of our debt securities and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplement related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

The Securities the Selling Stockholders May Offer

The selling stockholders may resell or dispose of up to an aggregate of 3,000,000 shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described under “Plan of Distribution.” The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of these shares. We will not receive any of the net proceeds from the sale of these shares of common stock by the selling stockholders.

Financial Ratios

The following table sets forth our ratio of earnings to fixed charges for the years ended December 31 2002, 2003, 2004, 2005, and 2006 and for the nine months ended September 30, 2006 and 2007. As earnings were inadequate to cover the combined fixed charges, we have provided the average deficiency amounts. Fixed charges are the sum of (i) interest costs, including amortization of debt issuance costs; and (ii) the portion of operating lease rental expense that is representative of the interest factor ranging from 5.5% to 8.5%.

	Fiscal Year Ended December 31,					Nine Months Ended September 30,
	2002	2003	2004	2005	2006	2006	2007
EARNINGS
Net loss	$(27,987)	$(57,696)	$(33,425)	$(89,718)	$(39,271)	$(33,148)	$(86,011)
Plus: Fixed charges	1,787	1,794	2,046	1,646	1,474	1,135	4,600
Less: Interest capitalized	—	—	—	—	—	—	(300)
Plus: Amortization of interest capitalized	—	—	—	—	—	—	—

Earnings	$(26,200)	$(55,902)	$(31,379)	$(88,072)	$(37,797)	$(32,013)	$(81,711)

FIXED CHARGES
Interest expense on indebtedness	1,511	1,434	1,664	1,282	1,003	777	4,057
Interest capitalized	—	—	—	—	—	—	300
Interest expense on portion of rent	276	360	382	364	471	358	243

Total fixed charges	$1,787	$1,794	$2,046	$1,646	$1,474	$1,135	$4,600

Ratio of earnings to fixed charges	—	—	—	—	—	—	—
Coverage deficiency	$(27,987)	$(57,696)	$(33,425)	$(89,718)	$(39,271)	$(33,148)	$(86,311)

For the periods indicated in the table above, we had no outstanding shares of preferred stock with required dividend payments. As we had no earnings for the nine months ended September 30, 2006 and 2007, and in each of the years in the five-year period ended December 31, 2006, we are unable to calculate the ratio of combined fixed charges and preference dividends to earnings.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” of Verenium within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements related to:

•	investments in our core technologies and in our internal product candidates;

•	our ability to enter into additional biodiversity access agreements;

•	the discovery, development and/or optimization of novel genes, enzymes and other biologically active compounds;

•	the development and commercialization of products and product candidates;

•	the opportunities in our target markets;

•	the benefits to be derived from our current and future strategic alliances;

•	the benefits to be derived from our strategic reorganization in 2006;

•	the benefits to be derived from our vertical integration strategy within biofuels;

•	our plans for future business development activities;

•	our plans for our discontinued programs and products, including our pharmaceutical programs;

•	our estimates regarding market sizes and opportunities, as well as our future revenue, product-related revenue, profitability and capital requirements,

•	the potential value created by the merger with Celunol for our stockholders;

•	the potential technological, strategic and commercial advantages and benefits created by the merger with Celunol;

•	our plans regarding future research, development, commercialization, independent project development, collaboration, licensing, intellectual property, regulatory and financing activities;

•

statements related to potential growth in the use of ethanol, including cellulosic ethanol, the economic prospects for the ethanol industry and cellulosic ethanol and the advantages of cellulosic ethanol versus ethanol and other fuel sources;

•	our ability to access satisfactory financing and our expected cash needs; and

•

our results of operations, financial condition and businesses, and products and product candidates under development and the expected impact of the merger with Celunol on our financial and operating performance.

Words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the following:

•	we may not be able to access satisfactory financing;

•

technological, regulatory, competitive and other risks related to growth in the use of ethanol, including cellulosic ethanol, and the economic prospects for the ethanol industry and cellulosic ethanol; and

•	technological, regulatory, competitive, collaborative, execution and other risks associated with implementation of our business plan.

Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements. Before deciding to purchase any of our securities offered by this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, in addition to the other information set forth in this prospectus, any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale by us of the securities offered hereby, excluding the proceeds from the sale of up to an aggregate of 3,000,000 shares of our common stock by the selling stockholders. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale by us of the securities offered hereby for general corporate purposes, which may include research and development, capital expenditures, working capital, and general and administrative expenses. We may also use a portion of the net proceeds in connection with entering into strategic partnerships or collaborations, or to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current commitments or agreements with respect to any strategic partnerships, collaborations or acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale by us of any securities sold pursuant to the prospectus supplement. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

We will not receive any proceeds from the sale of up to an aggregate of 3,000,000 shares of common stock by the selling stockholders. The proceeds from the sale of these shares by the selling stockholders pursuant to any prospectus supplement will be solely for the accounts of the selling stockholders or their pledgees, donees, transferees or other successors-in-interest.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 170,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, 650,000 shares of which have been designated by our board of directors as Series A Junior Participating Preferred Stock. As of November 7, 2007, there were 63,103,235 shares of common stock outstanding and no shares of preferred stock outstanding.

The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our certificate of incorporation and bylaws which are incorporated by reference in the registration statement of which this prospectus is a part.

Common Stock

Voting. Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Under our certificate of incorporation and bylaws, directors are elected by a plurality vote, and our stockholders do not have cumulative voting rights. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. In all other matters, an action by our common stockholders requires the affirmative vote of the holders of majority of our outstanding shares of common stock entitled to vote.

Dividends and Other Distributions. Subject to the rights of any outstanding shares of preferred stock, holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets. Any dividends on our common stock will be non-cumulative.

Distribution on Liquidation or Dissolution. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock.

Other Rights. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights, nor do they carry any rights to any sinking fund provisions.

Preferred Stock

Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix or alter, from time to time, the designations, powers and rights of each series of preferred stock and the qualifications, limitations or restrictions of any series of preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and the liquidation preference of any wholly issued series of preferred stock, any or all of which may be greater than the rights of the common stock, and to establish the number of shares constituting any such series. To date, our board of directors has designated 650,000 of the 5,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under “—Share Purchase Rights Plan.”

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any applicable prospectus supplements in the certificate of designation relating to each such series. We will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more current reports on Form 8-K, the form of any certificates of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period, payment date or dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion price, or how it will be calculated, and under what circumstances and the mechanism by which it may be adjusted, and the conversion period;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications, limitations of or restrictions on the preferred stock.

If we issue and sell shares of preferred stock pursuant to this prospectus, together with any applicable prospectus supplement, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The laws of the state of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. Preferred stock could be issued quickly with terms designed to delay, deter or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock or any of our other securities.

Share Purchase Rights Plan

Each outstanding share of our common stock has attached to it one preferred share purchase right, which we refer to as a right. Each right entitles the registered holder of our common stock to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, which we refer to as participating preferred shares, at a price of $125.00 per one one-hundredth of a participating preferred share, subject to adjustment. Each one one-hundredth of a share of participating preferred shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a share of our common stock. The description and terms of the rights are set forth in a Rights Agreement, dated as of December 13, 2000, as amended, between us and American Stock Transfer & Trust Company, as rights agent.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Provisions of our certificate of incorporation and bylaws may make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of us. These provisions could limit the price that investors might be willing to pay for our common stock or other securities and may deter changes in our management. Examples of these provisions include:

•

granting our board of directors authority to issue up to 5,000,000 shares of preferred stock with any rights or preferences, including the right to approve or not approve an acquisition or other change in our control, without stockholder approval;

•	prohibiting stockholder action by written consent;

•	establishing a classified board of directors, where only a portion of our total board will be elected at each annual meeting;

•

limitations on our stockholders’ ability to call special meetings by requiring special meetings of our stockholders to be called only by the Chairman of our board of directors, our Chief Executive Officer, by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, or by the holders of shares entitled to cast not less than 10% of the votes at such meetings;

•

establishing advance notice requirements for nominations for election to our board of directors and for proposing matters to be acted on by stockholders at stockholder meetings, which may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, and could delay or deter takeover attempts or changes in our management;

•

providing that, until the next annual stockholders’ meeting, vacancies in our board of directors may be filled only by a majority of the directors then in office and allowing the authorized number of directors to be set by the a resolution adopted by a majority of the directors then in office;

•

prohibiting cumulative voting in the election of our directors for so long as we are not subject to Section 2115 of the California General Corporate Law, which would otherwise allow a minority stockholder holding a sufficient percentage of a class of shares to ensure the election of one or more directors;

•

requiring the approval of the holders of at least 66 2/3% of our then outstanding common stock to approve any amendments to certain of the provisions in our certificate of incorporation relating to our board of directors and amendment of our bylaws; and

•	requiring the approval of the holders of at least 66 2/3% of our then outstanding common stock to approve any amendments to our bylaws.

These and other provisions contained in our certificate of incorporation and bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:

•

before the date that such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which makes such person an interested stockholder;

•

upon consummation of the transaction that resulted in such person becoming an interested stockholder, such person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding:

•	shares owned by persons who are directors and also officers of the corporation; and

•

shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time that such person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL generally defines a “business combination” to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder or with any other entity if such merger or consolidation is caused by the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets or outstanding stock involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Section 203 of the DGCL could depress our stock price and the price of our securities and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. American Stock Transfer & Trust Company’s address is 59 Maiden Lane, New York, NY 10038 and its telephone number is (800) 937-5449.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and related warrant certificates applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreements and related warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants.

If warrants for the purchase of common stock or preferred stock are offered, the applicable prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation and terms of the series of preferred stock that can be purchased upon exercise;

•

the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	a discussion of any material or special United States federal income tax considerations applicable to the exercise or ownership of the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	a discussion of any material or special United States federal income tax considerations applicable to the exercise or ownership of the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants will be in registered form only.

If the warrants are offered attached to common stock, preferred stock or debt securities, the applicable prospectus supplement will also describe the date on and after which the holder of the warrants can transfer them separately from the related common stock, preferred stock or debt securities.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock or principal amount of debt securities at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common stock, preferred stock or debt securities that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the applicable prospectus supplement states otherwise, if we, without receiving payment:

•

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock, as applicable;

•

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock, preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and the holders of preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and holders of preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants then outstanding and the holders of preferred stock warrants then outstanding will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have $120 million in aggregate principal amount of 5.5% convertible senior notes due April 2027 registered and outstanding.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in each applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, preferred stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.

As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer beheld through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived and we have received a request from the depositary.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale of up to an aggregate of 3,000,000 shares of our common stock acquired by the selling stockholders under the terms of that certain Transaction Agreement, dated December 3, 2002, by and among us and Syngenta Participation AG, Syngenta Crop Protection AG and Torrey Mesa Research Institute and that certain Stock Purchase Agreement, dated January 25, 1999, by and between us and Syngenta Crop Protection AG (as successor-in-interest to Novartis Agribusiness Biotechnology Research, Inc.). We are registering these shares of our common stock to permit each of the selling stockholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares, or interests therein, as well as any stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares, in the manner contemplated under “Plan of Distribution.”

The prospectus supplement for any offering of the common stock by the selling stockholders will include the following information:

•	the names of the selling stockholders;

•	the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our affiliates;

•	the number of shares held by each selling stockholder before and after the offering;

•	the percentage of the common stock held by each selling stockholder before and after the offering; and

•	the number of shares of our common stock offered by each selling stockholder.

PLAN OF DISTRIBUTION

We may sell the common stock, preferred stock, warrants or debt securities to or through underwriters, through agents, or directly to one or more purchasers. We will name the underwriter or agent involved in the offer or sale of the securities in the applicable prospectus supplement.

We are also registering the shares of common stock covered by this prospectus for the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, directly or through one or more underwriters, broker-dealers or agents, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded, in the over-the-counter market, or in private transactions. These dispositions may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale by such persons.

We or the selling stockholders may negotiate and pay underwriters’ or broker-dealers’ commissions, discounts or concessions for their services as applicable. Underwriters or broker-dealers engaged by us or the selling stockholders may allow other underwriters or broker-dealers to participate in resales.

The securities may be sold by us and the common stock may be sold by the selling stockholders in one or more of the following types of transactions:

(a)	A sale to one or more underwriters for resale to the public or to institutional investors in one or more transactions;

(i)	If we enter into a material arrangement with an underwriter or a selling stockholder notifies us of any material arrangement that it has entered into with an underwriter(s), we will execute an underwriting agreement with such underwriter(s) and file a supplemental prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933, which will describe the terms of the offering of the securities, including:

•	the name or names of each such underwriter;

•	the amount and type of securities to be sold;

•	the purchase price of the securities and the proceeds we or the selling stockholders will receive from the sale, if any;

•	any over-allotment options under which such underwriters may purchase additional securities from us or the selling stockholders, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price; and

•	any securities exchange or market on which the securities may be listed.

(ii)	The selling stockholders and any underwriters involved in the sale or resale of the common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If a selling stockholder qualifies as an “underwriter,” it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

(b)	A block trade in which we or a selling stockholder will engage a broker-dealer as agent, who will then attempt to sell the securities or common stock, as applicable, or position and resell a portion of the block, as principal, in order to facilitate the transaction;

(c)	Derivative transactions with third parties;

(i)	If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholders or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

(d)	Other hedging transactions, whereby we or a selling stockholder may:

(i)	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer of affiliate may use securities received from the us or selling stockholders to close out its short positions;

(ii)	sell securities short itself and redeliver such securities to close out its short positions;

(iii)	enter into option or other types of transactions that require us or the selling stockholder, as applicable, to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

(iv)	loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus;

or

(e)	Sales to third parties who may deliver the securities upon exchange of exchangeable securities issued by such third parties or their affiliates, which in either case may deliver this prospectus in connection with the sale of those exchangeable securities. Such transactions may be combined with other transactions of the types described above. In particular, such third parties or their affiliates may engage in sales of securities (including short sales) to hedge their position prior to the exchange of their exchangeable securities, may deliver this prospectus in connection with some or all of those sales and may deliver securities covered by this prospectus to close out any short positions created in connection with those sales.

In addition to selling its common stock under this prospectus, a selling stockholder may:

(a)	agree to indemnify any underwriter or broker-dealer against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

(b)	transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

(c)	sell its common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

(d)	sell its common stock by any other legally available means.

For any particular offering pursuant to this shelf registration statement:

(a)	an underwriter may allow, and dealers may reallow, concessions on sales to certain other dealers;

(b)	we and the selling stockholders may agree to indemnify an underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments an underwriter may be required to make in connection with these liabilities; and

(c)	we, our executive officers, our directors and the selling stockholders may agree, subject to certain exceptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for our common stock. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to 10b5-1 pre-set selling programs that are in place at the time of an offering made pursuant to this prospectus and any prospectus supplement hereto.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, short sales, syndicate covering transactions and penalty bids.

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

Short selling involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities sold by an underwriter is not greater than the number of securities that it may purchase in its option to purchase additional securities. In a naked short position, the number of securities involved is greater than the number of securities in its option to purchase additional securities. An underwriter may close out any short position by either exercising its option to purchase additional securities and/or purchasing securities in the open market.

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through its option to purchase additional securities. If an underwriter sells more securities than could be covered by its option to purchase additional securities, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ Global Market, if the securities are listed on that exchange, or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the websites maintained by an underwriter, or selling group member, if any, participating in any particular offering and an underwriter participating in any particular offering may distribute prospectuses electronically. Any representatives may agree to allocate a number of securities to an underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by an underwriter and selling group members that will make internet distributions on the same bases as other allocations.

Any selling stockholder who is a “broker-dealer” will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder purchased its shares in the ordinary course of business, and at the time of its purchase of the shares to be resold, did not have any view to or arrangements or understandings, directly or indirectly, with any person to distribute the shares.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Cooley Godward Kronish LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2006, and management’s assessment of the effectiveness of Verenium’s (formerly Diversa) internal control over financial reporting as of December 31, 2006, as set forth in their reports (which contain an explanatory paragraph describing conditions which raise substantial doubt about Verenium’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Celunol Corp. at December 31, 2006 and 2005, and for each of the years in the two-year period ended December 31, 2006, which are incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. Reports, proxy statements and other information concerning us also may be inspected at the offices of the National Association of Securities Dealers, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. We maintain a website at www.verenium.com. Information contained in or accessible through our website does not constitute part of this prospectus and you should not rely on that information in deciding whether to invest in our securities, unless that information is also in or incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into our registration statement on Form S-3 of which this prospectus is a part, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information contained in this prospectus modifies, supersedes and replaces information incorporated by reference into this prospectus that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC and deemed to be incorporated by reference into this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8–K):

•	our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 16, 2007 and amended on Form 10-K/A filed with the SEC on March 20, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, filed with the SEC on May 10, 2007, August 9, 2007 and November 9, 2007, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 8, 2007, February 12, 2007 (as amended on Form 8-K/A filed with the SEC on March 22, 2007), March 13, 2007, March 20, 2007 (two Current Reports on Form 8-K), March 23, 2007, March 27, 2007, March 28, 2007, March 30, 2007, May 1, 2007, May 11, 2007, June 13, 2007, June 26, 2007, July 25, 2007 (as amended by the two Current Reports on Form 8-K/A filed with the SEC on August 10, 2007) and November 7, 2007; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 26, 2000, including any amendments or reports filed for the purposes of updating this description.

You may obtain a copy of all of the documents that have been incorporated by reference in this prospectus, including exhibits to these documents, without charge by requesting them from us. If you would like to request documents from us, please send a request in writing or by telephone at the following address or telephone number:

Verenium Corporation

55 Cambridge Parkway

Cambridge, MA 02142

Tel: (617) 674-5300

Attn: Investor Relations

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superceded or replaced, will not be deemed, except as so modified, superceded or replaced, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the Securities Exchange Commission, or SEC, registration fee.

SEC registration statement filing fee	$4,605
Legal fees and expenses	50,000
Accounting fees and expenses	35,000
Trustee fees and expenses	21,000
Printing and miscellaneous fees and expenses	10,000

$120,605

None of the selling stockholders will bear the fees, costs and expenses set forth above.

Item 15.	Indemnification of Officers and Directors.

We were incorporated under the laws of the State of Delaware. The Delaware General Corporation Law, or DGCL, provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director’s duty of loyalty to the corporation or its stockholders. Our bylaws include such a provision. Expenses incurred by any one of our directors or officers in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

As permitted by Delaware law, we have entered into indemnity agreements with each of its directors and executive officers that require us to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of us or any of our affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of us and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We maintain directors’ and officers’ liability insurance for the benefit of our directors and certain of our officers.

Pursuant to our Agreement and Plan of Merger and Reorganization, dated February 12, 2007, or the merger agreement, with Celunol and the other parties thereto, we completed our publicly disclosed merger with Celunol on June 20, 2007. The merger agreement provided that, for a period of six years following the effective time of the merger, we will not change the provisions of Celunol’s certificate of incorporation or bylaws as in effect on the date of the merger agreement related to indemnification of persons entitled to indemnification pursuant to such provisions, including Celunol’s directors and executive officers, in any manner that adversely affects the rights of such individuals to indemnification under those provisions and will perform all of our obligations under the Celunol certificate of incorporation and bylaws as in effect on the date of the merger agreement to the fullest extent permissible by law, which would include the DGCL, to provide Celunol’s directors and executive officers with indemnification for acts and omissions occurring prior to the closing of the merger with Celunol to the fullest extent provided under the Celunol certificate of incorporation and bylaws as in effect on the date of the merger agreement. We have also provided extended coverage under Celunol’s directors’ and officers’ liability insurance policy covering the directors and officers of Celunol as of the date of the merger agreement by obtaining a six-year “tail” policy, which covers us in the merger as the successor to Celunol and does not contain any exclusions for securities laws or corporate transactions such as the merger.

Our bylaws automatically provide for the elimination of the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under Delaware law. Our bylaws automatically require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware or other applicable law and provide us with the power, in its discretion, to indemnify its other officers, employees and other agents as set forth in the DGCL or other applicable law.

Item 16.	Exhibits

Exhibit Number	Description of Document
4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Certificate of Amendment of Restated Certificate of Incorporation filed March 16, 2007. (2)

4.3	Certificate of Amendment of Restated Certificate of Incorporation filed June 26, 2007. (3)

4.4	Amended and Restated Bylaws. (1)

4.5	Amendment to Bylaws. (4)

4.6	Form of Common Stock Certificate. (5)

4.7	Rights Agreement between the Registrant and American Stock Transfer and Trust Company, as Rights Agent, dated as of December 13, 2000 (including the Form of Certificate of Designation of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the Form of Right Certificate attached thereto as Exhibit B, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C). (6)

Exhibit Number	Description of Document
4.8	First Amendment to Rights Agreement between the Registrant and American Stock Transfer and Trust Company, as Rights Agent, dated as of December 2, 2002. (7)

4.9	Second Amendment to Rights Agreement between the Registrant and American Stock Transfer and Trust Company, as Rights Agent, dated as of February 12, 2007. (8)

4.10	Certificate of Designation of Series A Junior Participating Preferred Stock. (6)

4.11+	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.12	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.13	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.14	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.15	Senior Debt Indenture, dated November 14, 2007, between the Registrant and Wells Fargo Bank, National Association, a national banking association, as trustee.

4.16	Subordinated Debt Indenture, dated November 14, 2007, between the Registrant and Wells Fargo Bank, National Association, a national banking association, as trustee.

4.17+	Form of Senior Note.

4.18+	Form of Subordinated Note.

5.1	Opinion of Cooley Godward Kronish LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preference Dividends to Earnings.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture.

25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture.

+	To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.
(1)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 12, 2000 and incorporated herein by reference.
(2)	Filed an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007 and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 26, 2007 and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on March 27, 2007 and incorporated herein by reference.
(5)	Filed as an exhibit to the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-143849) filed with the SEC on August 2, 2007, and incorporated herein by reference.
(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 15, 2000 and incorporated herein by reference.
(7)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 4, 2002 and incorporated herein by reference.
(8)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on February 12, 2007 and incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however ,that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(a)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts on the 14th day of November, 2007.

VERENIUM CORPORATION

By:	/s/ CARLOS A. RIVA
Carlos A. Riva
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CARLOS A. RIVA and JOHN A. MCCARTHY, JR., as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, as well as any registration statements relating to this registration statement that may be filed pursuant to Rule 462(b) under the Securities Act, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ CARLOS A. RIVA Carlos A. Riva	President, Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2007

/s/ JOHN A. MCCARTHY, JR. John A. McCarthy, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 14, 2007

/s/ JEFF BLACK Jeff Black	Chief Accounting Officer (Principal Accounting Officer)	November 14, 2007

/s/ JAMES H. CAVANAUGH James H. Cavanaugh, Ph.D.	Chairman of the Board of Directors	November 14, 2007

/s/ FERNAND J. KAUFMANN Fernand J. Kaufmann, Ph.D.	Director	November 14, 2007

/s/ PETER JOHNSON Peter Johnson	Director	November 14, 2007

/s/ MARK LESCHLY Mark Leschly	Director	November 14, 2007

/s/ MELVIN I. SIMON Melvin I. Simon, Ph.D.	Director	November 14, 2007

/s/ CHERYL WENZINGER Cheryl Wenzinger	Director	November 14, 2007

/s/ MICHAEL ZAK Michael Zak	Director	November 14, 2007

/s/ JOSHUA RUCH Joshua Ruch	Director	November 14, 2007

INDEX TO EXHIBITS

Exhibit Number	Description of Document
4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Certificate of Amendment of Restated Certificate of Incorporation filed March 16, 2007. (2)

4.3	Certificate of Amendment of Restated Certificate of Incorporation filed June 26, 2007. (3)

4.4	Amended and Restated Bylaws. (1)

4.5	Amendment to Bylaws. (4)

4.6	Form of Common Stock Certificate. (5)

4.7	Rights Agreement between the Registrant and American Stock Transfer and Trust Company, as Rights Agent, dated as of December 13, 2000 (including the Form of Certificate of Designation of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the Form of Right Certificate attached thereto as Exhibit B, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C). (6)

4.8	First Amendment to Rights Agreement between the Registrant and American Stock Transfer and Trust Company, as Rights Agent, dated as of December 2, 2002. (7)

4.9	Second Amendment to Rights Agreement between the Registrant and American Stock Transfer and Trust Company, as Rights Agent, dated as of February 12, 2007. (8)

4.10	Certificate of Designation of Series A Junior Participating Preferred Stock. (6)

4.11+	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.12	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.13	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.14	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.15	Senior Debt Indenture, dated November 14, 2007, between the Registrant and Wells Fargo Bank, National Association, a national banking association, as trustee.

4.16	Subordinated Debt Indenture, dated November 14, 2007, between the Registrant and Wells Fargo Bank, National Association, a national banking association, as trustee.

4.17+	Form of Senior Note.

4.18+	Form of Subordinated Note.

5.1	Opinion of Cooley Godward Kronish LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preference Dividends to Earnings.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture.

25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture.

+	To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.
(1)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 12, 2000 and incorporated herein by reference.

(2)	Filed an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007 and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 26, 2007 and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on March 27, 2007 and incorporated herein by reference.
(5)	Filed as an exhibit to the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-143849) filed with the SEC on August 2, 2007, and incorporated herein by reference.
(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 15, 2000 and incorporated herein by reference.
(7)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 4, 2002 and incorporated herein by reference.
(8)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on February 12, 2007 and incorporated herein by reference.